Exhibit 99.1

SRx Health Enters into Definitive Agreement to Acquire EMJX to Establish Next-Generation Digital Asset Treasury Operating System and Platform Led by Eric M. Jackson

Upon closing, Eric M. Jackson to Lead Combined Company as Chief Executive Officer and Chairman

NORTH PALM BEACH, FL — December 16, 2025 — SRx Health Solutions, Inc. (NYSE American: SRXH) (the “Company”) today announced that it has entered into a definitive agreement to acquire EMJ Crypto Technologies (“EMJX”), a digital-asset treasury platform designed as a treasury operating system, applying quantitative models, artificial intelligence, and systematic risk controls to multi-asset digital treasury management. Upon completion of the transaction, Eric M. Jackson, Ph.D., Founder and Chief Executive Officer of EMJX, is expected to serve as Chief Executive Officer and Chairman of the combined company.

A Gen2 Approach to Digital Asset Treasuries:

EMJX is designed as a next-generation (“Gen2”) digital-asset treasury platform, differentiated from earlier “Gen1” treasury models that primarily hold a single digital asset on a passive basis. EMJX’s Gen2 approach is structured as a platform that governs how capital is allocated, hedged, and reinvested across market cycles, rather than functioning as a passive balance sheet tracking asset values. Gen1 treasury approaches largely rely on price appreciation of a single asset and typically lack systematic risk management, which can expose shareholders to significant drawdowns and dilution during adverse market conditions.

By contrast, EMJX is structured to support:

●	multi-asset digital holdings,
●	quantitative and AI-informed decision-making, and
●	systematic risk management across market regimes, with the objective of managing treasury exposure through periods of both market expansion and contraction.

The Company believes this Gen2 framework reflects the continued maturation of digital-asset treasuries toward more disciplined, institutional-grade capital management models.

Eric M. Jackson, Founder and CEO of EMJX, said, “Every major technology category goes through generational transitions. In digital assets, we believe the next phase is defined by disciplined risk management and multi-asset flexibility rather than single-asset exposure alone. Many digital-asset treasuries today function more like passive markers in the market — they rise and fall with price movements. EMJX is designed to operate more like a vessel with navigation systems, applying quantitative models and AI-enabled risk controls to help manage volatility across market cycles. Our objective is to reinvest capital back into the treasury over time rather than rely on dilution, and to build a transparent, institutional-grade platform with a long-term orientation. Platforms aren’t valued on what they hold – they’re valued on what they enable.”

Capital Discipline and Treasury Compounding:

As a treasury operating system, EMJX is designed to manage risk and capital allocation at the system level rather than through asset-by-asset trading. The platform applies quantitative risk-management tools, including hedging strategies, with the objective of mitigating drawdowns during periods of market stress.

When these risk-management activities generate excess capital, the Company intends to allocate that capital back into its digital-asset treasury rather than relying on equity issuance, subject to market conditions, governance oversight, and regulatory considerations.

The Company believes this approach may allow the treasury to compound over time while reducing the need for shareholder dilution that has historically accompanied single-asset, unhedged treasury models.

Founder Track Record and Market Insight:

EMJX was founded by Eric M. Jackson, Ph.D., a long-time technology investor and market analyst known for identifying inflection points in misunderstood public companies before they became widely recognized.

Over the past several years, Dr. Jackson publicly identified and analyzed a number of non-consensus opportunities that later experienced significant market re-ratings, including Carvana, Opendoor, Better Home & Finance, and Nextdoor. His work around Opendoor helped catalyze a large, engaged retail investor community commonly referred to as the “OPEN Army,” which emphasized long-term conviction, transparency, and platform-level analysis over short-term trading.

That same analytical framework underpins the Rising Dynasty philosophy — a research-driven approach focused on power-law outcomes, structural change, and disciplined risk awareness. EMJX applies these principles to the digital-asset treasury space through quantitative systems rather than discretionary positioning.

Dr. Jackson is a frequent commentator on technology and market structure and has appeared on major financial media outlets including CNBC, Bloomberg, and Fox Business.

Platform Development:

EMJX’s digital-asset treasury operating system is powered by its proprietary Quantitative AI and Machine Learning (QAM) Engine, which has been developed and refined since 2021. The QAM Engine is designed to analyze market conditions and inform portfolio-level risk-management decisions across multiple digital assets, subject to governance and oversight.

The Company emphasizes that the platform’s objective is risk-aware treasury management, not short-term speculation.

Strategic Rationale:

The transaction is intended to position the combined company at the intersection of:

●	digital-asset treasury management,
●	quantitative and AI-enabled risk systems, and
●	public-market transparency and governance.

The Company believes digital-asset treasuries are entering a new phase, where survivability through volatility, disciplined capital allocation, and long-term compounding — rather than simple asset exposure — become the defining competitive advantages. The Company believes the long-term value of EMJX will be driven not by the digital assets held at any point in time, but by the risk-management, capital-routing, and compounding capabilities the platform enables over full market cycles.

Transaction Details:

●	The SRx Health Board of Directors has unanimously approved the transaction.
●	The transaction is subject to approval by SRx Health shareholders and other customary closing conditions.
●	Closing is expected during the first quarter of 2026.
●	Until closing, SRx Health shares will continue to trade on NYSE American under the symbol “SRXH.”
●	Following completion, the combined company expects to operate under the EMJX name and intends to pursue a ticker symbol change, subject to exchange approval.

About EMJX

EMJX is a Gen2 digital-asset treasury operating system designed to manage multi-asset digital holdings using quantitative models, artificial intelligence, and systematic risk controls. The platform emphasizes transparency, governance, and disciplined capital allocation across varying market environments. For more information, please visit www.emjx.ai.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “expect,” “intend,” “aim,” “plan,” “may,” “could,” “target,” and similar expressions are intended to identify forward-looking statements. These statements are based on current expectations and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. These risks include, but are not limited to, the ability to complete the proposed transaction, shareholder approvals, market conditions, regulatory considerations, and other risks described in the Company’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date made, and the Company undertakes no obligation to update them, except as required by law.

Company Contact

SRx Health Solutions, Inc.

Kent Cunningham, Chief Executive Officer

Investor Relations

KCSA Strategic Communications

Valter Pinto, Managing Director

212-896-1254

valter@kcsa.com

Media Contact

KCSA Strategic Communications

Kristin Cwalinski, Senior Vice President

EMJX@KCSA.com